UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2017, the Board of Directors of CSX Corporation (the “Company”) appointed James M. Foote, the Company’s acting Chief Executive Officer, as President and Chief Executive Officer. Mr. Foote succeeds former President and Chief Executive Officer E. Hunter Harrison, who died on December 16, 2017.

Mr. Foote was also elected to the Board of Directors on December 22, 2017, filling the vacancy left by E. Hunter Harrison. Mr. Foote will serve as the Chairman of the Company’s Executive Committee.

Mr. Foote, age 63, was appointed acting Chief Executive Officer on December 14, 2017. Prior to that, he served as Chief Operating Officer since joining the Company in October 2017. Previously, Mr. Foote served as President and Chief Executive Officer of Bright Rail Energy, Inc., a privately-held corporation. From 2000 until 2009, Mr. Foote was Chief Sales and Marketing Officer of Canadian National Railway. Mr. Foote worked with Mr. Harrison when Mr. Harrison was Chief Executive Officer of Canadian National Railway from 2003 to 2009.

There is no arrangement between Mr. Foote and any other person pursuant to which he was selected as an officer or a director.

The Compensation Committee of the Board of Directors has recommended to the Board, and the Board has determined that Mr. Foote’s compensation as President and Chief Executive Officer of the Company, effective December 22, 2017, will include an annual base salary of $1,200,000 and a short-term incentive opportunity equal to 125% of his annual base salary. Mr. Foote will be eligible to participate in the Company’s long-term incentive plans on the same basis as other Executive Vice Presidents of the Company, with long-term incentive plan grants in the aggregate amount of $9,000,000 for each long-term incentive plan performance period. Furthermore, the terms of Mr. Foote’s Employment Letter, dated October 25, 2017, were terminated except for (i) Sections 3(g) – (i), which relate to severance benefits upon termination, treatment of equity awards upon retirement and certain repayment requirements upon termination of employment, respectively, (ii) Section 4 related to the change of control agreement and (iii) Section 5 related to his non-competition agreement. Those sections remain in full effect. Additionally, the change of control agreement and the non-competition agreement that Mr. Foote entered into with the Company on October 25, 2017 remain in full effect.

Mr. Foote’s Employment Letter was attached to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 31, 2017, and, as applicable, is incorporated by reference in this Current Report on Form 8-K. The above summary of Sections 3(g) – (i), Section 4 and Section 5 of Mr. Foote’s Employment Letter does not purport to be complete and is qualified in its entirety by reference to Mr. Foote’s Employment Letter.

Mr. Foote will not receive any additional compensation as a result of his appointment to the Board of Directors.

Item 8.01.	Other Events.

On December 22, 2017, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1 and is incorporated in this Current Report on Form 8-K in its entirety by reference.

Item 9.01.	Exhibits.

99.1	Press Release, dated December 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

DATE: December 22, 2017